[LETTERHEAD OF PBW&T]

                                 July 2, 2004

Citibank, N.A. - ADR Department
111 Wall Street
New York, New York  10023

Ladies and Gentlemen:

            We refer to the Registration Statement on Form F-6 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), [o] American Depositary Shares (the "ADSs") to be evidenced, if applicable, by American Depositary Receipts (the "ADRs") to be issued under the Deposit Agreement, by and among Citibank, N.A., as Depositary, LG.Philips LCD Co., Ltd., a company organized under the laws of The Republic of Korea (the "Company"), and the Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) from time to time of ADSs issued thereunder, a draft copy of which is being filed as Exhibit (a) to the Registration Statement (the "Deposit Agreement"). Each ADS will represent, subject to the terms and conditions of the Deposit Agreement and, if applicable, the ADR representing such ADS, [number] shares of common stock, par value 5,000 Won per share, of the Company (the "Shares").

            Assuming that, at the time of their issuance, the Registration Statement will have been declared effective by the SEC, the Deposit Agreement will have been duly executed and delivered, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the applicable ADR(s).

            This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

                                         Very truly yours,

                                         PATTERSON, BELKNAP, WEBB & TYLER LLP


                                         By: /s/ Herman H. Raspe
                                             -----------------------------------
                                             A Member of the Firm


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